As filed with the Securities and Exchange Commission on June 11, 2009
Registration No. 333-138435

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3386776 (I.R.S. Employer Identification No.)

21557 Telegraph Road Southfield, Michigan (Address of Principal Executive Offices)	48033 (Zip Code)
Lear Corporation Hourly Retirement Savings Plan
(Full Title of the Plan)
Terrence B. Larkin
Senior Vice President, General Counsel and Corporate Secretary
21557 Telegraph Road
Southfield, Michigan 48033
(Name and Address of Agent for Service)
(248) 447-1500
(Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
          Lear Corporation (the “Company”) registered, pursuant to a Registration Statement on Form S-8 (Registration Number 333-138435) (the “Registration Statement”) filed with the Securities and Exchange Commission on November 3, 2006, 500,000 shares of the Company’s common stock in connection with the offering of a Company stock fund investment option and an indeterminate amount of interests to be offered or sold under the Lear Corporation Hourly Retirement Savings Plan (the “Plan”). Effective as of October 31, 2007, the Company stock fund was closed to new contributions and transfers under the Plan, and as of May 1, 2009, all units held in the Company stock fund were liquidated and transferred to an alternative investment fund under the Plan. Accordingly, the Company is filing this post-effective amendment (this “Amendment”) to the Registration Statement to remove from registration any and all remaining shares of common stock and the indeterminate amount of plan interests registered under the Registration Statement which have not been issued under the Plan as of the date specified below.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 8. Exhibits
24.1	Powers of attorney relating to the execution of this Amendment to the Registration Statement

2

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 11th day of June, 2009.

LEAR CORPORATION
By:	/s/ Terrence B. Larkin
Terrence B. Larkin
Senior Vice President, General Counsel and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Robert E. Rossiter* Robert E. Rossiter	Chairman of the Board of Directors, Chief Executive Officer and President and a Director (Principal Executive Officer)	June 11, 2009

Matthew J. Simoncini* Matthew J. Simoncini	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 11, 2009

Dr. David E. Fry* Dr. David E. Fry	Director	June 11, 2009

Justice Conrad L. Mallett* Justice Conrad L. Mallett	Director	June 11, 2009

Larry W. McCurdy* Larry W. McCurdy	Director	June 11, 2009

Roy E. Parrott* Roy E. Parrott	Director	June 11, 2009

David P. Spalding* David P. Spalding	Director	June 11, 2009

James A. Stern* James A. Stern	Director	June 11, 2009

Henry D.G. Wallace* Henry D.G. Wallace	Director	June 11, 2009

Richard F. Wallman* Richard F. Wallman	Director	June 11, 2009

*By:	/s/ Terrence B. Larkin Terrence B. Larkin
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned (or other persons who administer the Plan) have duly caused this Amendment to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Southfield, Michigan on June 11, 2009.

LEAR CORPORATION HOURLY RETIREMENT SAVINGS PLAN

By:	Lear Corporation Employee Benefits Committee, as Plan Administrator

	By: Name:	/s/ Thomas J. Polera Thomas J. Polera
	Title:	Vice President, Global Compensation and Benefits

EXHIBIT INDEX

Exhibit Number	Exhibit Name

24.1	Powers of attorney relating to execution of this Amendment to the Registration Statement